Consent of Independent Accountants

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities
Act of 1933 on form N-1A (File No. 33-87762) of our report dated August 15, 1997, on our audit of the financial statments and financial highlights of The Hirtle Callaghan Trust. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants and Financial Statements" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA
September 11, 1997